Exhibit 4.1

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

Dated as of May 7, 2025

among

GENERAL DYNAMICS CORPORATION

and

THE GUARANTORS

and

THE BANK OF NEW YORK MELLON

as Trustee

to the

BASE INDENTURE

Dated as of March 22, 2018

PROVIDING FOR THE ISSUANCE OF

4.950% Notes due 2035

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of May 7, 2025 (this “Fourth Supplemental Indenture”), among General Dynamics Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”) to the Indenture, dated as of March 22, 2018 (the “Base Indenture”), among the Company, the guarantors named therein and the Trustee.

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Base Indenture to provide for the issuance from time to time of Securities (as defined in the Base Indenture) of the Company, to be issued in one or more series;

WHEREAS, Section 9.01(5) of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Securities of any series as provided by Articles 2 and 3 of the Base Indenture;

WHEREAS, the Company (i) desires the issuance of a new series of Securities to be known as its “4.950% Notes due 2035” (the “Notes”) and (ii) has requested the Trustee to enter into this Fourth Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Securities of such series;

WHEREAS, all action on the part of the Company necessary to authorize the issuance of said Securities under the Base Indenture and this Fourth Supplemental Indenture has been duly taken;

WHEREAS, all acts and requirements necessary to make this Fourth Supplemental Indenture the legal, valid and binding obligation of the Company have been done.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Securities, and in consideration of the acceptance of said Securities by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

(c) For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms).

“Guarantors” means, initially, American Overseas Marine Company, LLC, a Delaware limited liability company, Bath Iron Works Corporation, a Maine corporation, Electric Boat Corporation, a Delaware corporation, General Dynamics Government Systems Corporation, a Delaware corporation, General Dynamics Land Systems Inc., a Delaware corporation, General Dynamics Ordnance and Tactical Systems, Inc., a Virginia corporation, General Dynamics-OTS, Inc., a Delaware corporation, Gulfstream Aerospace Corporation, a Delaware corporation, and National Steel and Shipbuilding Company, a Nevada corporation.

“Notes” shall have the meaning ascribed thereto in the recitals hereof.

“Par Call Date” means, with respect to the Notes, May 15, 2035 (three months prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the \ Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on

H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount.

(a) There is hereby authorized a new series of Securities designated the 4.950% Notes due 2035. The aggregate principal amount of the Notes authorized by this Fourth Supplemental Indenture shall initially be $750,000,000.

(b) The Notes may be issued from time to time upon written order of the Company to the Trustee for the authentication and delivery of the Notes pursuant to Section 3.03 of the Base Indenture.

(c) The Notes shall have and be subject to such other terms as provided in the Base Indenture and shall be evidenced by one or more Securities of that series in the form of Section 4.01 of this Fourth Supplemental Indenture.

(d) The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 above that amount.

Section 2.02. Maturity.

(a) The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is August 15, 2035.

Section 2.03. Interest.

(a) The Notes will bear interest at the rate of 4.950% per annum from May 7, 2025, until the principal thereof becomes due and payable.

(b) Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2025 (each such interest payment date, an “Interest Payment Date”) to the Person in whose name any such Note or any predecessor Note is registered, at the close of business on the Regular Record Date with respect to the Notes for such interest installment, which, in the case of a Global Security, shall be the close of business on the February 1 and August 1 next preceding such Interest Payment Date. If the Notes are no longer in book-entry only form, the Regular Record Dates for the Notes shall also be the close of business on the February 1 and August 1 next preceding such Interest Payment Date.

(c) In the event that any Interest Payment Date or maturity date with respect to the Notes is not a Business Day, then payment of interest or principal payable on such date will be made on the next succeeding day which is a Business Day, with the same force and effect as if made on such date, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or maturity date.

Section 2.04. Global Securities.

(a) The Notes shall be issued in the form of one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of all outstanding Notes, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to or upon the order of the Depository for crediting to the accounts of its participants pursuant to the written instructions of the Company. The Company upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture and this Fourth Supplemental Indenture. Payments on Notes issued as one or more Global Securities will be made to the Depository.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption of the Notes.

(a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points, less (b) interest accrued to the Redemption Date; and

(2) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(c) The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.

(d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days (but not more than 60 days) before the Redemption Date to each Holder of Notes to be redeemed, with a copy to the Trustee. With respect to any notice of redemption of Notes at the election of the Company, unless, upon the giving of such notice, such Notes are deemed to have been paid in accordance with Section 4.01 of the Base Indenture, such notice may state that such redemption shall be conditional upon the receipt by a Paying Agent (which may be the Trustee) for such Notes, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price and accrued interest on such Notes and that if such money has not been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Notes. In the event that such notice of redemption contains such a condition and such money is not so received the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent (which may be the Trustee) for the Notes otherwise to have been redeemed shall promptly return to the Holders thereof any of such Notes that had been surrendered for payment upon such redemption.

(e) If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected (i) in accordance with the procedures of the Depository, in the case of Notes in the form of Global Securities, or (ii) by lot, in the case of Notes in definitive form. If the Notes are to be redeemed in part, the notice of redemption will state the portion of the principal amount of the Notes to be redeemed. New Notes in principal amount equal to the unredeemed portion of the Notes will be issued in the name of the Holders of the Notes upon cancellation of the original Notes. For so long as the Notes are held by the Depository (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depository.

(f) On and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in payment of the Redemption Price.

Section 3.02. No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 4

FORM OF NOTES

Section 4.01. Form of Note.

The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form set forth in Exhibit A hereto.

ARTICLE 5

ORIGINAL ISSUE OF NOTES

Section 5.01. Original Issue of Notes: Further Issuances.

(a) The Notes having an initial aggregate principal amount of $750,000,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said series of Notes to or upon the written order of the Company pursuant to Section 3.03 of the Base Indenture without any further action of the Company.

(b) The Company may, from time to time, create and issue additional Notes under this Fourth Supplemental Indenture ranking equally and ratably with the outstanding Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes) without notice to or the consent of the Holders of outstanding Notes. The initially issued Notes under this Fourth Supplemental Indenture and any additional Notes subsequently issued shall be consolidated and form a single series for all purposes of this Fourth Supplemental Indenture and shall have the same terms as to status, redemption or otherwise as the outstanding Notes, and, provided the additional Notes are fungible with the outstanding Notes of such series for U.S. federal income tax purposes, the same CUSIP number as the outstanding Notes of such series. Any such additional Notes referred to in this Section 5.01 will be issued under a further supplemental indenture.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Ratification of Base Indenture.

The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02. Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Notes.

Section 6.03. Governing Law; Submission to Jurisdiction.

THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE, THE GUARANTEES AND EACH NOTE OF THE SERIES CREATED HEREUNDER, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 6.04. Separability.

In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes, but this Fourth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 6.05. Counterparts.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 6.06 Electronic Signatures.

The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Fourth Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Fourth Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

GENERAL DYNAMICS CORPORATION
AMERICAN OVERSEAS MARINE
COMPANY, LLC
ELECTRIC BOAT CORPORATION

Each by:	/s/ Andrew C. Chen
Name: Andrew C. Chen
Title: Vice President and Treasurer

BATH IRON WORKS CORPORATION
GENERAL DYNAMICS GOVERNMENT
SYSTEMS CORPORATION
GENERAL DYNAMICS LAND
SYSTEMS INC.
GENERAL DYNAMICS ORDNANCE
AND TACTICAL SYSTEMS, INC.
GENERAL DYNAMICS-OTS, INC.
GULFSTREAM AEROSPACE
CORPORATION
NATIONAL STEEL AND
SHIPBUILDING COMPANY

Each by:	/s/ Andrew C. Chen
Name: Andrew C. Chen
Title: Treasurer

[Signature Page to the Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Truman Wilt
Name: Truman Wilt
Title: As Agent

[Signature Page to the Fourth Supplemental Indenture]

EXHIBIT A

[TO BE INSERTED ON GLOBAL SECURITIES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [ ]	CUSIP: 369550 BR8 ISIN: US369550BR84

$[_____________]

GENERAL DYNAMICS CORPORATION

4.950% Notes due 2035

GENERAL DYNAMICS CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of [ ] ($[ ]) on August 15, 2035, and to pay interest thereon from and including May 7, 2025 or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

Interest will be paid semi-annually, in arrears, on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2025, at the rate of 4.950% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 and August 1, as the case may be, immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the offices or agencies of the Company maintained for such purpose in the Borough of Manhattan, The City of New York; provided that, unless otherwise provided in or pursuant to the Indenture, at the option of the Company, interest on this Note may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States. Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest shall accrue at the rate of 4.950% per annum. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory, until the Certificate of Authentication hereof shall have been duly signed by the Trustee acting under the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this      day of      , 2025.

GENERAL DYNAMICS CORPORATION

By:
Name: Andrew C. Chen
Title: Vice President and Treasurer

Attest:

By:
Name: Gregory S. Gallopoulos
Title: Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated as the 4.950% Notes due 2035 herein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(FORM OF REVERSE OF 4.950% NOTE DUE 2035)

This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of March 22, 2018 (the “Base Indenture”), duly executed and delivered by and among the Company, the Guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented to date, including by the Fourth Supplemental Indenture dated as of May 7, 2025, by and among the Company, the Guarantors named therein and the Trustee (the Base Indenture, as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors named therein and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is initially offered in aggregate principal amount as specified in said Fourth Supplemental Indenture.

Prior to May 15, 2035 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points, less (b) interest accrued to the Redemption Date; and

(2) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days (but not more than 60 days) before the Redemption Date to each Holder of Notes to be redeemed, with a copy to the Trustee. With respect to any notice of redemption of Notes at the election of the Company, unless, upon the giving of such notice, such Notes are deemed to have been paid in accordance with Section

4.01 of the Base Indenture, such notice may state that such redemption shall be conditional upon the receipt by a Paying Agent (which may be the Trustee) for such Notes, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price and accrued interest on such Notes and that if such money has not been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Notes. In the event that such notice of redemption contains such a condition and such money is not so received the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent (which may be the Trustee) for the Notes otherwise to have been redeemed shall promptly return to the Holders thereof any of such Notes that had been surrendered for payment upon such redemption.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected (i) in accordance with the procedures of the Depository, in the case of Notes in the form of Global Securities, or (ii) by lot, in the case of Notes in definitive form. If the Notes are to be redeemed in part, the notice of redemption will state the portion of the principal amount of the Notes to be redeemed. New Notes in principal amount equal to the unredeemed portion of the Notes will be issued in the name of the Holders of the Notes upon cancellation of the original Notes. For so long as the Notes are held by the Depository (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depository.

On and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in payment of the Redemption Price.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent (including consents obtained in connection with a tender offer for or in exchange of Notes) of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected (voting as one class) at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes of any series at the time outstanding, on behalf of all of the Holders of all of the Notes of such series, to waive any past default under the Indenture with respect to such series and its consequences, except, among other things, a default not theretofore cured in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent, the Security Registrar and any other agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar nor any other agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse or liability shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim for any obligation, covenant or agreement, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation under the Indenture, against any past, present or future director, officer, stockholder or employee, as such, of the Company or any of its Affiliates or any successor corporation, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 above that amount. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing        attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

By:

Date:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee